EXHIBIT 23.1

Office Locations Las Vegas, NV New York, NY Pune, India Beijing, China

January 17, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of HPEV, Inc. on Form S-1/A of our audit report, dated March 29, 2012 relating to the accompanying balance sheets of HPEV, Inc (fka: Z3 Enterprises, Inc.), as of December 31, 2011 and the statements of operations, stockholders’ equity, and cash flows from inception (March 24, 2011) through December 31, 2011, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
January 17, 2013

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052 Telephone (702) 563-1600 ● Facsimile (702) 920-8049 www.dejoyagriffith.com